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                                                   Filed pursuant to Rule 424(b)
                                                      Registration No. 333-86257

Supplement, Dated July 5, 2001, to Prospectus, Dated September 17, 1999, of
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UnitedGlobalCom, Inc.
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Additional Selling Securityholders. The following selling securityholder is added to the list of selling securityholders in the prospectus:



                                                  Number of Depositary Shares
                                                  ---------------------------
Name of Selling Securityholder                       Owned        Offered
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Lincoln National Convertible Securities Fund....       30,000          30,000